                                                                     Exhibit 4.8


THIS NOTE IS BEING ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THIS NOTE MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS THE HOLDER THEREOF RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY STATING THAT SUCH SALE, TRANSFER OR ASSIGNMENT IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

                                                                October 20, 1995

                                                                      $
                                                                       _________

                                PROBUSINESS, INC.

                                 PROMISSORY NOTE

         WHEREAS, ProBusiness, Inc. (the "Borrower") and the Lenders, as defined in the Loan Agreement (defined hereinafter) have entered into a Loan Agreement dated October 20, 1995 (the "Loan Agreement") pursuant to which Lenders will make up to $2,500,000 available to Borrower;

         WHEREAS, Borrower requires funds to continue the operation of its business; and

         WHEREAS, the Lenders desire to provide funds to Borrower on the terms and under the conditions set forth below;

         NOW, THEREFORE, in consideration of the promises, conditions and representations herein contained, the parties agree as follows:

         For value received, the undersigned, PROBUSINESS, INC., a California corporation (the "Borrower") promises to pay ____________________________ (the "Lender") the principal sum of __________________ ($_______), plus accrued interest. The principal amount of this Note and interest accrued thereon shall be due and payable on demand on the earlier of (i) three years from the date of the Loan Agreement or (ii) at the option of Lender or Borrower within thirty days after the closing of a public offering of the Company that triggers the conversion of the Company's outstanding Preferred Stock into the Company's Common Stock under the Company's Articles of Incorporation, as amended. The principal amount shall accrue interest at the rate of 8% per annum or if less, the maximum rate permitted by applicable law commencing on the date of the Loan Agreement. Borrower shall make quarterly payments to Lender for the amount of interest accrued on the principal sum outstanding under this Note beginning on December 31, 1995. All payments on this Note will be credited first against accrued interest and then against the remaining principal. This Note may be prepaid at any time without penalty after one year from the date of the Loan Agreement, pursuant to the terms of the Loan Agreement.

         1.       Events of Default; Remedies.

            1.1 Events of Default. The occurrence of any one or more of the following events after the date of the Loan Agreement shall constitute an "Event of Default":

                  (a) Borrower fails to make timely payment of any principal, interest, fees or other charges when due hereunder;

                  (b) Any material warranty, representation or other statement made to Lender by Borrower under the Loan Agreement proves to have been false or misleading in any material respect when made or furnished;

                  (c) Borrower fails or neglects to perform, keep or observe any other material term, provision, condition, covenant, warranty or representation contained in the Loan Agreement, which is required to be performed, kept or observed by Borrower;

                  (d) Borrower shall commence any proceeding or other action relating to it in bankruptcy or seek reorganization, arrangement, readjustment of its debts, dissolution, liquidation, winding-up, composition or any other relief under the Bankruptcy Act, as amended, or under any other insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction, domestic or foreign, now or hereafter existing;

                  (e) Borrower shall admit the material allegations of any petition or pleading in connection with any such proceeding;

                  (f) Borrower shall apply for, or consent to or acquiesce in, the appointment of a receiver, conservator, trustee or similar officer for it or for all or a substantial part of its property;

                  (g) Borrower shall make a general assignment for the benefit of creditors; or

                  (h) Borrower shall admit in writing its inability to pay its debts as they mature.

           1.2 Acceleration of the Obligations. Upon the occurrence of an Event of Default as above provided, all or any portion of the obligations due or to become due from Borrower to Lender shall, at the option of Lender, and without notice or demand by Lender, become at once due and payable. Borrower will forthwith pay to Lender, in addition to any and all sums and charges due, the entire outstanding principal balance and interest accrued thereon.

         2. Subordination. To the extent there is any conflict between the provisions of this Section 2 and the other provisions of this Note, the provisions of this Section 2 shall control.

         (a) Lender hereby subordinates to Silicon Valley Bank ("Bank") any security interest or lien that Lender may have or in the future obtain in any property of Borrower. Notwithstanding any respective dates of attachment or perfection of the security interest of Lender and the security interest of Bank, the security interest of Bank in the property of Borrower shall at all times be prior to the security interest of Lender.

         (b) All indebtedness hereunder (the "Subordinated Debt") is subordinated in right of payment to all obligations of Borrower to Bank now existing or hereafter arising, together with all costs of collecting such obligations (including attorneys' fees), including, without limitation, all interest accruing after the commencement by or against Borrower of any bankruptcy, reorganization or similar proceeding (the "Senior Debt").

         (c) Lender will not demand or receive from Borrower (and Borrower will not pay to Lender) all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will Lender exercise any remedy with respect to any of Bank's collateral, nor will Lender commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against Borrower, for so long as any portion of the Senior Debt remains outstanding. The foregoing notwithstanding, Lender shall be entitled to receive each regularly scheduled payment of interest that constitutes Subordinated Debt, provided that an event of default, as defined in the financing agreements between Borrower and Bank, has not occurred and is not continuing and would not exist immediately after such payment.

         (d) Lender shall promptly deliver to Bank in the form received (except for endorsement or assignment by Lender where required by Bank) for application to the Senior Debt any payment, distribution, security or proceeds received by Lender with respect to the Subordinated Debt other than in accordance with this
Section 2.

         (e) In the event of Borrower's insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, the provisions of this Section 2 shall remain in full force and effect, and Bank's claims against Borrower and the estate of Borrower shall be paid in full before any payment is made to Lender.

         (f) For so long as any of the Senior Debt remains unpaid, Lender irrevocably appoints Bank as Lender's attorney-in-fact, and grants to Bank a power of attorney with full power of substitution, in the name of Lender or in the name of Bank, for the use and benefit of Bank, without notice to Lender, to perform at Bank's option the following acts in any bankruptcy, insolvency or similar proceeding involving Borrower:

                  (i) To file the appropriate claim or claims in respect of the Subordinated Debt on behalf of Lender if Lender does not do so prior to 30 days before the expiration of the time to file claims in such proceeding and if Bank elects, in its sole discretion, to file such claim or claims; and

                  (ii) To accept or reject any plan of reorganization or arrangement on behalf of Lender and to otherwise vote Lender's claims in respect of any Subordinated Debt in any manner that Bank deems appropriate for the enforcement of its rights hereunder.

         (g) This Section 2 shall remain effective for so long as Borrower owes any amounts to Bank. If, at any time after payment in full of the Senior Debt any payments of the Senior Debt must be disgorged by Bank for any reason (including, without limitation, the bankruptcy of Borrower), this Section 2 and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and Lender shall immediately pay over to Bank all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder. At any time and from time to time, without notice to Lender, Bank may take such actions with respect to the Senior Debt as Bank, in its sole discretion, may deem appropriate, including, without limitation, terminating advances to Borrower, increasing the principal amount, extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting the Senior Debt and any collateral securing the Senior Debt, and enforcing or failing to enforce any rights against Borrower or any other person. No such action or inaction shall impair or otherwise affect Bank's rights hereunder. Lender waives the benefits, if any, of California Civil Code Sections 2809, 2810, 2819, 2845, 2847, 2848, 2849, 2850, 2899 and 3433.

         (h) The provisions of this Section 2 shall bind any successors or assignees of Lender and shall benefit any successors or assigns of Bank, and, if Borrower refinances a portion of the Senior Debt with a new lender, such new lender shall be deemed a successor of Bank for the purposes of this Section 2. This Section 2 is solely for the benefit of Lender and Bank and not for the benefit of Borrower or any other party.

         (i) The provisions of this Section 2 may be amended only by written instrument signed by Lender and Bank.

         (j) In the event of any legal action to enforce the rights of a party under this Section 2, the party prevailing in such action shall be entitled, in addition to such other relief as may be granted, all reasonable costs and expenses, including reasonable attorneys' fees, incurred in such action.

         3. Conditions to Which Note is Subject. The acceptance of this Note by Lender and the issuance of this Note by Borrower are subject to the fulfillment of the following conditions:

                  3.1 Representations and Warranties Correct. The representations and warranties made by Borrower and Lender in Section 4 and
Section 5, respectively, of the Loan Agreement shall be true and correct in all material respects as of the Closing Date (as defined in the Loan Agreement).

                  3.2 Covenants. All covenants, agreements and conditions contained in the Loan Agreement to be performed by Borrower and Lender, respectively, on or prior to the Closing Date shall have been performed or complied with in all material respects.

         4. Governing Law. This Note is issued in and shall be interpreted under the laws of the State of California.

         5. Assignment. This Note may not be assigned or transferred without the written consent of Borrower. The terms and provisions of this Note shall inure to the benefit of, and be binding upon, Borrower and its successors and assigns.

         6. California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS AN EXEMPTION FROM SUCH QUALIFICATION IS AVAILABLE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, OR SUCH EXEMPTION BEING AVAILABLE.

         Issued this 20th day of October, 1995.

                                        PROBUSINESS, INC.


                                        By:
                                           -----------------------------------
                                           Thomas H. Sinton, President


                                        --------------------------------------
                                                        (Lender)

                                        By:
                                           -----------------------------------

                                        Title:
                                               -------------------------------

THIS NOTE IS BEING ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THIS NOTE MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS THE HOLDER THEREOF RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY STATING THAT SUCH SALE, TRANSFER OR ASSIGNMENT IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

                                                               __________, 1995

                                                                     $_________

                                PROBUSINESS, INC.

                                 PROMISSORY NOTE


         WHEREAS, ProBusiness, Inc. (the "Borrower") and the Lenders, as defined in the Loan Agreement (defined hereinafter) have entered into a Loan Agreement dated October 20, 1995 as amended by the First Amendment to the Loan Agreement dated ___________, 1995 (collectively, the "Loan Agreement") pursuant to which Lenders will make up to $4,000,000 available to Borrower;

         WHEREAS, Borrower requires funds to continue the operation of its business; and

         WHEREAS, the Lenders desire to provide funds to Borrower on the terms and under the conditions set forth below;

         NOW, THEREFORE, in consideration of the promises, conditions and representations herein contained, the parties agree as follows:

         For value received, the undersigned, PROBUSINESS, INC., a California corporation (the "Borrower") promises to pay _______________________________ (the "Lender") the principal sum of __________________ ($_______), plus accrued interest. The principal amount of this Note and interest accrued thereon shall be due and payable on demand on the earlier of (i) three years from the date of the Loan Agreement or (ii) at the option of Lender or Borrower within thirty days after the closing of a public offering of the Company that triggers the conversion of the Company's outstanding Preferred Stock into the Company's Common Stock under the Company's Articles of Incorporation, as amended. The principal amount shall accrue interest at the rate of 8% per annum or if less, the maximum rate permitted by applicable law commencing on the date of the Loan Agreement. Borrower shall make quarterly payments to Lender for the amount of interest accrued on the principal sum outstanding under this Note beginning on December 31, 1995. All payments on this Note will be credited first against accrued interest and then against the remaining principal. This Note may be prepaid at any time without penalty after the earlier of (i) one year from the date of the Loan Agreement, or (ii) a public offering of the Borrower that triggers the conversion of Series E Preferred Stock of the Company into Common Stock under the Company's Articles of Incorporation (an "Initial Public Offering") pursuant to the terms of the Loan Agreement.

         7.       Events of Default; Remedies.

                  7.1 Events of Default. The occurrence of any one or more of the following events after the date of the Loan Agreement shall constitute an "Event of Default":

                           (a) Borrower fails to make timely payment of any
principal, interest, fees or other charges when due hereunder;

                           (b) Any material warranty, representation or other
statement made to Lender by Borrower under the Loan Agreement proves to have been false or misleading in any material respect when made or furnished;

                           (c) Borrower fails or neglects to perform, keep or
observe any other material term, provision, condition, covenant, warranty or representation contained in the Loan Agreement, which is required to be performed, kept or observed by Borrower;

                           (d) Borrower shall commence any proceeding or other
action relating to it in bankruptcy or seek reorganization, arrangement, readjustment of its debts, dissolution, liquidation, winding-up, composition or any other relief under the Bankruptcy Act, as amended, or under any other insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction, domestic or foreign, now or hereafter existing;

                           (e) Borrower shall admit the material allegations of
any petition or pleading in connection with any such proceeding;

                           (f) Borrower shall apply for, or consent to or
acquiesce in, the appointment of a receiver, conservator, trustee or similar officer for it or for all or a substantial part of its property;

                           (g) Borrower shall make a general assignment for the
benefit of creditors; or

                           (h) Borrower shall admit in writing its inability to
pay its debts as they mature.

                  7.2 Acceleration of the Obligations. Upon the occurrence of an Event of Default as above provided, all or any portion of the obligations due or to become due from Borrower to

Lender shall, at the option of Lender, and without notice or demand by Lender, become at once due and payable. Borrower will forthwith pay to Lender, in addition to any and all sums and charges due, the entire outstanding principal balance and interest accrued thereon.

         8. Subordination. To the extent there is any conflict between the provisions of this Section 2 and the other provisions of this Note, the provisions of this Section 2 shall control.

         (a) Lender hereby subordinates to Silicon Valley Bank ("Bank") any security interest or lien that Lender may have or in the future obtain in any property of Borrower. Notwithstanding any respective dates of attachment or perfection of the security interest of Lender and the security interest of Bank, the security interest of Bank in the property of Borrower shall at all times be prior to the security interest of Lender.

         (b) All indebtedness hereunder (the "Subordinated Debt") is subordinated in right of payment to all obligations of Borrower to Bank now existing or hereafter arising, together with all costs of collecting such obligations (including attorneys' fees), including, without limitation, all interest accruing after the commencement by or against Borrower of any bankruptcy, reorganization or similar proceeding (the "Senior Debt").

         (c) Lender will not demand or receive from Borrower (and Borrower will not pay to Lender) all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will Lender exercise any remedy with respect to any of Bank's collateral, nor will Lender commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against Borrower, for so long as any portion of the Senior Debt remains outstanding. The foregoing notwithstanding, Lender shall be entitled to receive each regularly scheduled payment of interest that constitutes Subordinated Debt, provided that an event of default, as defined in the financing agreements between Borrower and Bank, has not occurred and is not continuing and would not exist immediately after such payment.

         (d) Lender shall promptly deliver to Bank in the form received (except for endorsement or assignment by Lender where required by Bank) for application to the Senior Debt any payment, distribution, security or proceeds received by Lender with respect to the Subordinated Debt other than in accordance with this
Section 2.

         (e) In the event of Borrower's insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, the provisions of this Section 2 shall remain in full force and effect, and Bank's claims against Borrower and the estate of Borrower shall be paid in full before any payment is made to Lender.

         (f) For so long as any of the Senior Debt remains unpaid, Lender irrevocably appoints Bank as Lender's attorney-in-fact, and grants to Bank a power of attorney with full power of substitution, in the name of Lender or in the name of Bank, for the use and benefit of Bank, without notice to Lender, to perform at Bank's option the following acts in any bankruptcy, insolvency or similar proceeding involving Borrower:

                  (i) To file the appropriate claim or claims in respect of the Subordinated Debt on behalf of Lender if Lender does not do so prior to 30 days before the expiration of the time to file claims in such proceeding and if Bank elects, in its sole discretion, to file such claim or claims; and

                  (ii) To accept or reject any plan of reorganization or arrangement on behalf of Lender and to otherwise vote Lender's claims in respect of any Subordinated Debt in any manner that Bank deems appropriate for the enforcement of its rights hereunder.

         (g) This Section 2 shall remain effective for so long as Borrower owes any amounts to Bank. If, at any time after payment in full of the Senior Debt any payments of the Senior Debt must be disgorged by Bank for any reason (including, without limitation, the bankruptcy of Borrower), this Section 2 and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and Lender shall immediately pay over to Bank all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder. At any time and from time to time, without notice to Lender, Bank may take such actions with respect to the Senior Debt as Bank, in its sole discretion, may deem appropriate, including, without limitation, terminating advances to Borrower, increasing the principal amount, extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting the Senior Debt and any collateral securing the Senior Debt, and enforcing or failing to enforce any rights against Borrower or any other person. No such action or inaction shall impair or otherwise affect Bank's rights hereunder. Lender waives the benefits, if any, of California Civil Code Sections 2809, 2810, 2819, 2845, 2847, 2848, 2849, 2850, 2899 and 3433.

         (h) The provisions of this Section 2 shall bind any successors or assignees of Lender and shall benefit any successors or assigns of Bank, and, if Borrower refinances a portion of the Senior Debt with a new lender, such new lender shall be deemed a successor of Bank for the purposes of this Section 2. This Section 2 is solely for the benefit of Lender and Bank and not for the benefit of Borrower or any other party.

         (i) The provisions of this Section 2 may be amended only by written instrument signed by Lender and Bank.

         (j) In the event of any legal action to enforce the rights of a party under this Section 2, the party prevailing in such action shall be entitled, in addition to such other relief as may be granted, all reasonable costs and expenses, including reasonable attorneys' fees, incurred in such action.

         9. Conditions to Which Note is Subject. The acceptance of this Note by Lender and the issuance of this Note by Borrower are subject to the fulfillment of the following conditions:

                  9.1 Representations and Warranties Correct. The representations and warranties made by Borrower and Lender in Section 4 and
Section 5, respectively, of the Loan Agreement shall be true and correct in all material respects as of the Closing Date (as defined in the Loan Agreement).

                  9.2 Covenants. All covenants, agreements and conditions contained in the Loan Agreement to be performed by Borrower and Lender, respectively, on or prior to the Closing Date shall have been performed or complied with in all material respects.

         10. Governing Law. This Note is issued in and shall be interpreted under the laws of the State of California.

         11. Assignment. This Note may not be assigned or transferred without the written consent of Borrower. The terms and provisions of this Note shall inure to the benefit of, and be binding upon, Borrower and its successors and assigns.

         12. California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS AN EXEMPTION FROM SUCH QUALIFICATION IS AVAILABLE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, OR SUCH EXEMPTION BEING AVAILABLE.

         Issued this ___ day of _______, 1995.


                                        PROBUSINESS, INC.


                                        By:
                                           --------------------------------
                                           Thomas H. Sinton, President



                                        LENDER


                                        -----------------------------------
                                        (Lender)

                                        By:
                                           --------------------------------
                                        Title:
                                              -----------------------------

                                PROBUSINESS, INC.

                             FIRST AMENDMENT TO NOTE


         This First Amendment to the note issued on October 20, 1995 (the "Note") by ProBusiness, Inc., a California corporation (the "Borrower") to __________________ (the "Lender") is made as of December 12, 1995 between the Borrower and the Lender.

         WHEREAS, the Borrower and the Lenders, as defined in the Loan Agreement (defined hereinafter) have entered into a Loan Agreement dated October 20, 1995, as amended by the First Amendment to the Loan Agreement dated December 12, 1995 (collectively, the "Loan Agreement");

         WHEREAS, the Borrower issued the Note to the Lender for good and valuable consideration;

         WHEREAS, the Lender possesses certain rights under the Note;

         NOW, THEREFORE, pursuant to the terms of the Note, and in consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto mutually agree to amend the last sentence of the first paragraph of the Note to read in its entirety as follows:

         "This Note may be prepaid at any time without penalty after the earlier of (i) one year from the date of the Loan Agreement, or (ii) a public offering of the Borrower that triggers the conversion of Series E Preferred Stock of the Company into Common Stock under the Company's Articles of Incorporation (an "Initial Public Offering") pursuant to the terms of the Loan Agreement."

         IN WITNESS WHEREOF, the parties have duly executed this First Amendment to Note on the day and year first above written.




LENDER                                PROBUSINESS, INC.

___________________________

By: _______________________           By: _____________________________________
                                          Thomas H. Sinton,
Title: ____________________               President and Chief Executive Officer